UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 27, 2011

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Block A1 East Point Business Park Fairview, Dublin 3, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

TBS International plc (the "Company") expects to disclose the information included in this Item 7.01 in  Amendment No. 2 to the Company's Registration Statement on Form S-1 pursuant to which the Company will conduct its previously-announced rights offering.  Amendment No. 2 is being filed with the Securities and Exchange Commission on April 27, 2011.  Such information is, accordingly, being furnished in this Current Report on Form 8-K.

On April 18, 2011, the Company announced that its lenders had agreed to modify certain financial covenants applicable under the Company's credit facilities through December 31, 2011.  Because of the continuing imbalance of supply and demand, and the consequent weakness in the charter and freight rates that the Company is able to obtain, the Company would have failed to comply with those financial covenants, even as modified in January 2011.

The modified covenants require the Company to make sizable principal repayments on its outstanding indebtedness each quarter commencing June 30, 2011 and to continue to have minimum liquidity of $10 million through December 31, 2011 and $15 million thereafter.  Unless the Baltic Dry Index, and the charter and freight rates that the Company is able to obtain, strengthen significantly in the near future, the Company will need to raise sufficient proceeds from its rights offering and future equity financing transactions in order to be able to make these sizable principal repayments and to comply with its minimum liquidity covenant.

In addition, the Company's modified minimum consolidated interest charges coverage ratio and modified maximum consolidated leverage ratio will be computed on the basis of the trailing four quarters before each computation date.  Because the results of the Company's recent and current quarters reflect continuing weakness in charter and freight rates, it is likely that the Company will fail to comply with those covenants when computed as of December 31, 2011.

Failure to raise additional equity capital prior to September 30, 2011, or to obtain significantly higher charter and freight rates to enable us to meet our coverage and leverage ratios as discussed above, would have a material adverse effect on the Company's financial condition and liquidity, would raise substantial doubt about the Company's ability to continue as a going concern and would require the Company to enter into further negotiations with its lenders at such time.  The Company's lenders have agreed to enter into further good faith discussions, if necessary, with respect to any appropriate changes to the Company's financial covenants for the periods after 2011.

On April 27, 2011, the Company issued the press release attached as Exhibit 99.1 announcing the record date for its rights offering, which press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release of TBS International plc dated April 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TBS INTERNATIONAL PLC
Date: April 27, 2011	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of TBS International plc dated April 27, 2011.